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                                                                     Exhibit 4.5

                             NOTATION OF GUARANTEE

          For value received, each Guarantor (which term includes any successor Person under the Indenture referred to herein) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of May 28, 1999 (the "Indenture")
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among Caithness Coso Funding Corp. (the "Issuer"), as issuer, Coso Finance
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Partners, Coso Energy Developers and Coso Power Developers (the "Guarantors"),
as guarantors, and U.S. Bank Trust National Association (the "Trustee"), as
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trustee and collateral agent, (a) the due and punctual payment of the principal of, premium, if any, and interest on the Senior Secured Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Senior Secured Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Senior Secured Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article 9 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee. Each Holder of a Senior Secured Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the provisions as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose.

                                  COSO POWER DEVELOPERS,
                                  a California general partnership

                                  By:   New CTC Company, LLC,
                                        a Delaware limited liability company,
                                        its Managing General Partner

                                        By:   /s/ Christopher T. McCallion
                                              ---------------------------------
                                              Christopher T. McCallion
                                              Executive Vice President

                                  By:   Caithness Navy II Group, LLC,
                                        a Delaware limited liability company,
                                        its General Partner

                                        By:   /s/ Christopher T. McCallion
                                              ---------------------------------
                                              Christopher T. McCallion
                                              Executive Vice President